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                       CYPRESS FINANCIAL SERVICES, INC.

                            1995 STOCK OPTION PLAN



                           ADOPTED OCTOBER 30, 1995
                          AMENDED SEPTEMBER 11, 1996
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                                                                     EXHIBIT 4.1

                        CYPRESS FINANCIAL SERVICES, INC.
                      (FORMERLY THE CHRISTMAS GUILD, INC.)
                             1995 STOCK OPTION PLAN

                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE

     1.1 The 1995 Stock Option Plan (the "Plan") was adopted on October 30, 1995. The purpose of the Plan is to (i) further the growth, development, and financial success of the Company by providing additional incentives to its Directors, Officers, selected employees, advisors, consultants and employees of companies who do business with the Company by assisting them to become owners of capital stock of the Company and thus permitting them to benefit from its growth, development and financial success and (ii) to enable the Company to obtain and retain the services of the type of directors, officers, and employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.

                                  ARTICLE II

                                  DEFINITIONS

     2.1 "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's personal representative, executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

     2.2  "Board" shall mean the Board of Directors of the Corporation.

     2.3  "Change in Control Event" shall mean any of the following:

          (i) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

          (ii) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until
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     such reorganization and that such record owners hold no securities of the other parties to such reorganization);

          (iv) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person having such ownership at the time of adoption of this Plan) becomes the "beneficial owner" ( as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitle to then vote generally in the election of directors of the corporation; or

          (v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5  "Commission" shall mean the Securities and Exchange Commission.

     2.6 "Committee" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised only of three or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be Disinterested.

     2.7 "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become subject to Options, pursuant to an adjustment made under Section 3.2 of this Plan.

     2.8 "Company" shall mean, collectively, the Corporation and its Subsidiaries.

          (i) "Corporation" shall mean the The Christmas Guild, Inc., a Nevada corporation, and its successors.

     2.9 "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

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     2.10  "Eligible Employee" shall mean a director (whether or not an employee) officer, employee, consultant, advisor, agent, or an employee of any company that does business with the Company.

     2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.13 "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     2.14 "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing sales price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last sales price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     2.15 "Grant Date" shall mean the date upon which the Committee took the action granting an Option or such later date as the Committee designates as the Grant Date at the time of the Option is granted.

     2.16 "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422(b) of the Code, the award of which contains such provisions as are necessary to comply with that section.

     2.17 "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option

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that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

     2.18 "Option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

     2.19 "Option Agreement" shall mean any writing setting forth the terms of an Option that has been authorized by the Committee.

     2.20 "Option Period" shall mean the period beginning on the Grant Date and ending on the expiration date of such Option.

     2.21 "Participant" shall mean an Eligible Employee who has been granted an Option under this Plan.

     2.22 "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     2.23  "Plan" shall mean this 1995 Stock Option Plan.

     2.24  "QDRO" shall mean a qualified domestic relations order as defined in
Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

     2.25  "Retirement" shall mean retirement with the consent of the Company.

     2.26 "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act.

     2.27 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     2.28 "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

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     2.29   "Total Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.


                                  ARTICLE III


                          SHARES SUBJECT TO THE PLAN

     3.1 SHARES SUBJECT TO THIS PLAN. Subject to the provisions of Section 3.2 herein, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized by unissued Common Stock and any shares of its Common Stock held as treasury shares. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares to satisfy the requirements of the Plans. The shares may be delivered for any lawful consideration.

          (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued under this Plan (upon exercise of Options) shall not exceed four hundred and fifty thousand (450,000) shares, subject to adjustments contemplated by Section 3.2 herein.

          (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Options that are derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If the Corporation withholds shares of Common Stock pursuant to Section 6.4 herein the number of shares that would have been deliverable with respect to any Option but that were withheld pursuant to the provisions of Section 6.4 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Option and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Options under this Plan.

3.2       ADJUSTMENTS; ACCELERATION

          (a) ADJUSTMENTS. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it seems appropriate and equitable (1)

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proportionately adjust any or all of (a) the number and type of shares of Common
Stock (or other securities) which thereafter may be made the subject of Options or other rights (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, (d) the securities issuable upon exercise of any outstanding Options, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Options, or the securities deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the code or any successor provisions thereto.

     (b) ACCELERATION OF OPTIONS UPON CHANGE IN CONTROL. As to any Participant, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Options or determines that only certain or limited benefits under Options shall be accelerated and the extent to which they shall be accelerated, and/or established a different time in respect of such Event for such acceleration, them upon the occurrence of a Change in Control Event each Option shall become immediately exercisable. The Committee may override the limitations on acceleration in this Section 3.2(b) by express provision in the Option Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Options shall comply with applicable regulatory requirements, including, without limitation, Section 422 of the Code.

     (c) POSSIBLE EARLY TERMINATION OF ACCELERATED OPTIONS. If any Option to acquire Common Stock under this Plan has been fully accelerated as permitted by
Section 3.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 3.2(a) that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 3.2(a) that results in a Change of Control approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option, such Option shall thereupon terminate.

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                                  ARTICLE IV

                                  ELIGIBILITY


4.1    GENERAL RULE

       Only Eligible Employees, as defined in 2.10, shall be eligible for designation as Optionees by the Committee. In addition, only individuals who are common law employees of the Company shall be eligible for the grant of Incentive Stock Options.


                                   ARTICLE V

                        TERMS AND CONDITIONS OF OPTIONS

5.1    OPTION GRANTS

      (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement signed by the Corporation and, if required by the Committee, by the Participant. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

      (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 3.2. The Stock Option Agreement shall also specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option.

      (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but no case shall the Exercise Price be less that 100% of the Fair Market Value of the Common Stock on the Grant Date.

      (d) EXERCISABILITY. No Option shall be exercisable until at least six months after the later of 1) the initial Grant Date or 2) shareholder approval of the Plan under which the Option is issued, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option, unless the Committee otherwise provides.

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Subject to the preceding sentence, Options shall be exercisable at such times and in such installments as the Committee shall provide in the terms of each Stock Option Agreement, provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to the last sentence of this Section, accelerate the time at which such Option or any portion thereof may be exercised. No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

     (e) TERM OF OPTIONS. Each Option and all executory rights or obligations under the related Option Agreement shall expire on such date as shall be determined by the Committee but not later than ten (10) years after the Grant date.

     (f) NO TRANSFERABILITY. Options granted under the Plan may be exercised only by, and shares issuable pursuant to an Option shall be issued only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Option, shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall deliver such shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

     (g) LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS

     (i) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceed $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were granted. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $1000,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which

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shares of Common Stock are to BE treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (ii) Other Code Limits. There shall be imposed in any Option Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "Incentive Stock Option" as that term is defined in Section 422 of the Code.

5.2  OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS

     Subject to Section 3.1(a) and Section 7.2 herein and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise price, the number of shares subject to or the term of, an Option granted under this Article by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise price which is higher or lower than the exercise or purchase price of the original or prior Option, provide for a greater or lesser number of shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

                                   ARTICLE VI

                              EXERCISE PROCEDURES

6.1 PERSON ELIGIBLE TO EXERCISE. Only a Participant or a legal representative thereof may exercise an option granted under this Plan.

6.2 PAYMENT PROVISIONS. The Exercise Price of an Option granted under this Plan shall be paid in lawful money of the United States in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Option Agreement, by a promissory note of the Participant consistent with the requirements of Section 6.3; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

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6.3  ACCEPTANCE OF NOTES TO FINANCE EXERCISE

     The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Option, provided that any such note shall be subject to the following terms and conditions:

     (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Options under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

     (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

     (c) The note shall provide for full recourse to the Employee Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

     (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

     (e) If required by the Committee or by applicable law, the note shall be secured by the shares financed thereby in compliance with applicable law.

     (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

6.4  TAX WITHHOLDING

     (a) Cash or Shares. Upon any exercise or vesting of any Option or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such

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transaction or (ii) deduct from any amount payable in cash the amount of any taxed which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time the Option is granted or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     (b) Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the provisions of Section 6.3.


6.5  CONDITIONS TO EXERCISE AND ISSUANCE OF CERTIFICATES

     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option, or portion thereof, prior to the fulfillment of all of the following conditions:

     (a) Notwithstanding any contrary provisions of this Plan, any Option granted under the Plan may not be exercised by any Eligible Employee unless the shares to be acquired by the Eligible Employee pursuant to the Plan have been registered under the Securities Act and any other applicable securities laws of any state, or the Corporation receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Option and the issuance of shares pursuant to the exercise is exempt from such registration requirements. The Eligible Employee shall represent that unless and until the shares have been registered under the Securities Act and applicable state securities laws: (1) the Eligible Employee will be acquiring the shares upon exercise for investment purposes only and without the intent of making any sale or disposition thereof, (2) the Eligible Employee has been advised and understands that the shares underlying the Options have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws, and (3) the Eligible Employee acknowledges that the shares will be subject to stop transfer instructions and bear a legend in substantially the following form in addition to any other legend set forth in the Plan:

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     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL, AT SHAREHOLDER'S EXPENSE, SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SHARES MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

     (b) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

     (c) The lapse of such reasonable time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

6.6 FRACTIONAL SHARES MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

                                  ARTICLE VII

                                 ADMINISTRATION

7.1  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

     (a) COMMITTEE. This Plan shall be administered by, and all Stock or Options to Eligible Employees shall be authorized by, the Committee. The Committee shall consist of two or more members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the committee.

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     (b) COMMITTEE PROCEDURE.  The Board of Directors shall designate one of the members of the Committee as Chair. The Committee may hold meetings at such times and places as it shall determine. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote at meetings at which a quorum exists, or by written consent of all committee members.

     (c) PLAN OPTIONS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority to:

         (i) determine from among those persons eligible, the particular Eligible Employees who will be awarded or offered Shares and who will receive any Options;

         (ii) determine the number of Options granted to Eligible Employees, determine the price at which the Options may be exercised and the amount of securities to be subject to such Options, and determine the other specific terms and conditions of such Options consistent with the express limits of this Plan, and establish the installments (if any) in which such Options shall become exercisable, or determine that no delayed exercisability is required, and establish the events of termination of such Options;

         (iii) approve the forms of Option Agreements (which need not be identical either as to type of option or as among Participants);

         (iv) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

         (v) cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Options held by Eligible Employees, subject to any required consent under Section 7.2;

         (vi) accelerate or extend the exercisability or extend the term of any or all such outstanding Options within the maximum ten-year term of Options under Section 5.1(e); and

         (vii) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

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     (d)  BINDING DETERMINATIONS.  Any action taken by, or inaction of, the
Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person, or except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to the Plan.

     (e) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

     (f) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

7.2  PLAN AMENDMENT, TERMINATION AND SUSPENSION

     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

     (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

     (c) Amendments to Options. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitation on Options to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Options that do not affect in any manner materially adverse to the Employee Participant, his or her rights and benefits under and Option.

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

     (d) Limitations on Amendment to Plan and Options. No amendment, suspension or termination of the Plan or change affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3.2 shall not be deemed to constitute changes or amendments for purposes of this Section.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


8.1 EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be October 30, 1995 if this Plan is submitted to the Company's shareholders for approval within 12 months after the date of the board's initial adoption of the Plan. Incentive Stock Options may be granted prior to such shareholder approval; provided, however, that such Incentive Stock Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided further, that if such approval has not been obtained at the end of the 12 month period, all Incentive Stock Options previously granted under the Plan shall thereupon be cancelled and become void.

8.2 TERM OF THE PLAN. No Option or other right shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Stock or Option Agreement, any Option or other right theretofore granted may extend beyond such date, and all authority of the Committee with respect to Options or other rights hereunder shall continue during any suspension of this Plan and in respect of outstanding Options or other rights on such termination date.

8.3 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privileges of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.4 EMPLOYMENT STATUS. Status as an Eligible Employee shall not be construed as a commitment that any Option or other right will be granted under this Plan to an Eligible Employee or to Eligible Employees generally.

8.5 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan) shall confer upon any Eligible Employee or other Participant

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

any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

8.6 PLAN NOT FUNDED. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any provision hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.

8.7 FINANCIAL REPORTS. To the extent required by applicable laws or regulations, the Company each year shall furnish the Optionees and Offerees its financial statements, unless such Optionees or Offerees are key employees whose duties with the Company assure them access to equivalent information. Such financial statements need not be audited, unless otherwise required.

8.8 EFFECT OF TERMINATION OF EMPLOYMENT. The Committee shall establish in respect of each option granted to an Eligible Employee the effect of a termination of employment on the rights and benefit thereunder and in so doing may make distinctions based upon the cause of termination.

8.9    COMPLIANCE WITH LAWS.   This Plan, the granting and vesting of Options
under this Plan and the issuance and delivery of shares of Common Stock under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.10 GOVERNING LAW. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

8.11 SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.12 PLAN CONSTRUCTION. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfy the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

8.13 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.14 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Option or other right hereunder, if any entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

8.15 OTHER PLANS. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                                   * * * * *

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of the Company on October 30, 1995.

     Executed this _____ day of ________________, 1995



                     -------------------------------------
                            Otto Lacayo, Secretary


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